UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT PURSUANT TO SECTION 13 OR 15 (d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): February 23, 2010
SUNRISE SENIOR LIVING, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	1-16499 (Commission File Number)	54-1746596 (I.R.S. Employer Identification No.)
7900 Westpark Drive
Suite T-900
McLean, Virginia 22102
(Address of principal executive offices) (Zip Code)
(703) 273-7500
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events
     Sunrise Senior Living, Inc. (the “Company”) will hold its 2010 annual meeting of stockholders (the “Annual Meeting”) on May 4, 2010. Stockholders of record at the close of business on March 12, 2010 will be entitled to notice of and to vote at the Annual Meeting. The matters to be considered at the Annual Meeting include the election of directors. The Company will mail its definitive proxy materials to its stockholders prior to the Annual Meeting, which will include the time and location of the meeting.
     Under the Company’s Bylaws, for nominations of persons for election to the Board of Directors or for proposals of new business to be properly requested by a stockholder to be made at the Annual Meeting, a stockholder must (a) be a stockholder of record at the time of giving of notice of the Annual Meeting by or at the direction of the Board and at the time of the Annual Meeting, (b) be entitled to vote at the meeting and (c) because the date of the Annual Meeting is more than 30 days before the first anniversary of the Company’s 2009 annual meeting of stockholders, deliver written notice, including the information required by Sections 2.12.3 and 2.13 of the Company’s Bylaws, to the Assistant Secretary at the Company’s address noted above by March 5, 2010 (which corresponds to the 10th day following this public announcement of the date of the Annual Meeting). A copy of the Company’s Bylaws is filed as an exhibit to the Company’s Current Report on Form 8-K filed on November 19, 2008.
     Any director nominations or new business proposals by stockholders not made in compliance with the Bylaws will not be considered at the Annual Meeting.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SUNRISE SENIOR LIVING, INC. (Registrant)
Date: February 23, 2010	By:	/s/ Mark S. Ordan
Mark S. Ordan
Chief Executive Officer

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